UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

TZP STRATEGIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39909	98-1555127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Times Square, Suite 4307

New York, New York 10036

(212) 398-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	TZPSU	The Nasdaq Capital Market
Class A ordinary shares included as part of the units	TZPS	The Nasdaq Capital Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TZPSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2021, TZP Strategies Acquisition Corp. (the “Company”) announced the appointment of Ms. Jamie Easton as a new director of the Company. Ms. Easton has been appointed to serve on the audit committee, the nominating committee and the compensation committee of the Company, with such appointment effective upon becoming a director of the Company.

Jamie Easton is the Founder and CEO of The Uptick, a financial literacy and education media company. Prior to The Uptick, Ms. Easton spent ten years as a Managing Director at Evercore (NYSE: EVR), a public, independent global investment banking advisory firm. She served as Head of Investor Relations where she was recognized by Institutional Investor as a top ranked IR professional. She was also a founding partner in Evercore’s equities business in 2010, helping the business successfully grow until its merger with ISI Group in 2014. From 2005 to 2010, Ms. Easton held a senior role in institutional equities at Susquehanna Financial Group where she was also responsible for sales of derivative products. Prior to Susquehanna, Ms. Easton spent four years (2001-2005) at Fox-Pitt, Kelton (later acquired by Swiss Re) where she oversaw coverage of the firm’s west coast clients. Ms. Easton began her career at Goldman Sachs as an equity research analyst focused on specialty finance companies and also initiated lead coverage of the bond insurance industry.

Ms. Easton received her B.A. cum laude from the University of Pennsylvania. She serves as a founding member of the University of Pennsylvania’s Professional Women’s Alliance where she actively mentors and develops current students and recent alumnae. She is also a member of the Executive Council of YRF Darca.

The board of directors of the Company has affirmatively determined that Ms. Easton meets the applicable standards for an independent director under both the rules of the Nasdaq Capital Market and Rule 10A-3 under the Securities Exchange Act of 1934.

There are no family relationships between Ms. Easton and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Easton that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Easton is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2021

TZP STRATEGIES ACQUISITION CORP.

By:	/s/ Samuel Katz
Name: Samuel Katz Title: Chief Executive Officer

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